                                                                    Exhibit 4.14

                                     WARRANT
                       TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                            CALLON PETROLEUM COMPANY

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR HAS IT BEEN APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. NEITHER THESE WARRANTS NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, MORTGAGED, PLEDGED, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. FRK[ ]                                    Warrant to Purchase [     ] Shares
December [ ] 2003                              of Common Stock, $0.01 Per Share

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                            CALLON PETROLEUM COMPANY,
                             a Delaware corporation
           Void after the date set forth in the first paragraph hereof

            This certifies that, for value received, [        ], a [      ],
or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Callon Petroleum Company, a Delaware corporation (the
"Company"), [     ] shares of Common Stock, $0.01 par value, of the Company
(such class of stock being referred to herein as "Common Stock"), as constituted on December [ ], 2003 (the "Issue Date"), upon compliance with the exercise provisions set forth in Section 1 hereof, at the price of $10.00 per share (the "Exercise Price"). This Warrant must be exercised, if at all, prior to the earlier to occur of (i) 3:00 p.m., Eastern Standard Time on December [ ], 2010 or (ii) the termination of the Warrant pursuant to Section 2. The shares of Common Stock issued or issuable upon exercise of this Warrant are sometimes referred to as the "Warrant Shares." The term "Warrants" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

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            1. Exercise of Warrant.

                  1.1 This Warrant may be exercised at any time or from time to time, on any business day, for all or part of (in multiples of at least 1,000 shares) the full number of Warrant Shares during the period of time described above, by (i) delivery of a written notice, in the form of the subscription notice attached hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company, of Holder's election to exercise all or a portion of this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds or (B) notification to the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1.2 of this Warrant), and (iii) the surrender of this Warrant to a common carrier for overnight delivery to the Company on the date the Exercise Notice is delivered to the Company (or evidence of lost Warrant, in accordance with Section 7). No other form of consideration shall be acceptable for the exercise of this Warrant. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of delivery of the Exercise Notice, this Warrant and Aggregate Exercise Price referred to in clause
(ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1.2 of this Warrant, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on such date. As soon as practicable on or after such date, and in any event within 10 days thereof, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. Upon any partial exercise, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant Shares not previously purchased. No fractional shares of Common Stock shall be issued upon exercise of a Warrant. In lieu of any fractional share to which Holder would be entitled upon exercise, the Company shall pay cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, as determined in good faith by the Company.

                  1.2 Notwithstanding anything contained herein to the contrary, Holder may, at its election exercised in its sole discretion, exercise this Warrant as to all or a portion of the Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                      Net Number =  (A x B) - (A x C)
                                    -----------------
                                            B


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            For purposes of the foregoing formula:

            A= the total number of shares with respect to which this Warrant is then being exercised.

            B= the closing sale price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

            C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

            2. Mandatory Termination. At any time after the third anniversary of the Issue Date, if the closing sale price per share of the Common Stock has exceeded one hundred sixty percent (160%) of the Exercise Price then in effect for any twenty (20) trading days within a period of thirty (30) consecutive trading days (the "Determination Period"), then the Company may, at its option, terminate the Warrants. By following procedure set forth below, the Company may exercise this right of termination only if, within ten (10) days following the Determination Period, the Company shall mail or cause to be mailed a notice of such termination (the "Termination Notice") to Holder. Such mailing shall be by first class. Each such notice of termination shall identify the Warrant, the Termination Date, as defined below, that the Warrants may not be exercised after 3:00 p.m., Eastern Standard Time on the Termination Date and the current Exercise Price.

            If all the conditions described in the preceding paragraph have been met, any Warrant not exercised before 3:00 p.m., Eastern Standard Time on the sixtieth (60th) day after the mailing of Termination Notice (such sixtieth day, the "Termination Date") shall automatically be deemed exercised in accordance with Section 1.2 as of the Termination Date and the Company will deliver the Warrant Shares to Holder upon receipt of a completed Exercise Notice along with the original copy of the Warrant for cancellation (or evidence of lost Warrant, in accordance with Section 7).

            3. Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be duly authorized, validly issued and outstanding, fully paid and non-assessable. Holder shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof and any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

            4. Transfer and Exchange. Subject to the restrictions set forth in
Section 10.1(d), this Warrant and all rights hereunder are transferable, in whole or in part,


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but only in increments of not less than 5,000 shares. This Warrant is transferable on the books of the Company maintained for such purpose at its principal office by Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable and that when this Warrant shall have been so endorsed, the Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.

            5. Certain Adjustments.

                  5.1 Adjustment for Reorganization, Consolidation, Merger. In case of any reclassification of the Common Stock, or other securities issuable upon exercise of this Warrant, or in case of any reorganization of the Company (or, in each case, any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation, then and in each such case Holder, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

                  5.2 Adjustments for Dividends in Common Stock. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend payable in additional shares of Common Stock, then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 5.2 as of the time of actual payment of such dividends.


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                  5.3 Stock Split and Reverse Stock Split. If the Company at any
time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time after the Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before that combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 5.3 shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  5.4 Adjustments for Cash Dividends. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend payable in cash, then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by reducing the Exercise Price then in effect by the amount of such cash dividend per share of Common Stock; provided, however, that if such record date is fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 5.4 as of the time of actual payment of such dividends.

            6. Registration of Warrant Shares.

                  6.1 Registration.

                        (a) Any time after September 30, 2004, the Holder or any holder of other warrants the same series as the Warrant ("Other Holders" and collectively with the Holder, "Holders"), with or without the joinder of other Holders, may submit a written request (a "Registration Request") to the Company at any time seeking the registration of not less than 300,000 Warrant Shares (or, in the case of Other Holders, warrant shares issuable upon exercise of warrants held by such Other Holders (collectively with the Warrant Shares, the "Holders' Shares")) with the Securities and Exchange Commission (the "SEC"); provided that (x) the Holders, in the aggregate, may only submit three (3) Registration Requests pursuant to this Section 6.1, and (y) only one Registration Request may be made by Holders of less than 500,000 Holders' Shares pursuant to this Section 6.1. The Company will promptly give written notice of such a Registration Request by the Holder or Other Holders to all registered Holders. Each of the Holders may elect to include its Holders' Shares any registration under the Securities Act of 1933, as amended (the "Securities Act") to be effected pursuant to a Registration Request by providing the Company with written notice within ten (10) days of the


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Company's notice of receipt of a Registration Request ("Piggy-Back Notice"). The
Company will use its best efforts to effect the registration under the Securities Act of the Holders' Shares which the Company has been so requested to be registered pursuant to the Registration Request and the Piggy-Back Notices. Within thirty (30) days of receipt of a Registration Request, the Company shall prepare and file a registration statement on Form S-3 under the Securities Act, covering the Holders' Shares specified in the Registration Request and the Piggy-Back Notices and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earliest to occur of (i) the date the Holders' Shares covered thereby have been sold or (ii) the date by which all Holders' Shares covered thereby may be sold under Rule 144 without restriction as to volume.

                        (b) Following the effectiveness of a registration statement filed pursuant to this section, the Company may, at any time, suspend the effectiveness of such registration for up to forty-five (45) days, as appropriate (a "Suspension Period"), by giving notice to Holders, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material adverse effect on the Company. Notwithstanding the foregoing, no more than two Suspension Periods may occur during any twelve-month period. The Company shall use its best efforts to limit the duration and number of any Suspension Periods. Holder agrees that, upon receipt of any notice from the Company of a Suspension Period, Holder shall forthwith discontinue disposition of Warrant Shares covered by such registration statement or prospectus until Holder (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

                  6.2 Registration Procedures. When the Company effects the registration of the Warrant Shares under the Securities Act pursuant to Section 6.1(a) hereof, the Company will, at its expense, as expeditiously as possible:

                        (a) In accordance with the Securities Act and the rules and regulations of the SEC, prepare and file in accordance with Section 6.1(a), with the SEC a registration statement with respect to the Holders' Shares and use its best efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period;

                        (b) Furnish to Holder such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other


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documents as Holder may reasonably request in order to facilitate the public offering of the Warrant Shares;

                        (c) Use its best efforts to register or qualify the Holders' Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Holder may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                        (d) Notify Holder, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                        (e) Notify Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                        (f) Prepare and file with the SEC, promptly upon the request of Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Holder, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Warrant Shares by Holder;

                        (g) Prepare and promptly file with the SEC, and promptly notify Holder of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                        (h) Advise Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  6.3 Expenses. With respect to any registration effected pursuant to Section 6.1 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, that, Holder shall bear its share of any underwriting


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discounts or commissions, if any, related to a sale of Warrant Shares under the registration statement.

                  6.4 Indemnification.

                        (a) The Company will indemnify and hold harmless Holder pursuant to the provisions of Section 6 hereof and any underwriter (as defined in the Securities Act) for Holder, and any person who controls Holder or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner, member or affiliate of Holder (for purposes of this Section 6.4(a), the "Indemnified Parties"), from and against, and will reimburse Holder and each such Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which Holder or any such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, agreement or covenant of the Company contained herein; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission based on information regarding any Holders furnished by Holders or such Indemnified Party in writing specifically for use in the preparation thereof. The indemnification contained in this paragraph shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) on account of any claim, action, demand, loss, damage, liability, cost or expense caused by any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus provided in each case the Company has performed its obligations under Sections 6.2(a) and (b) if either (A) (i) such Holder failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such losses, claims, damages or liabilities arise and (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Holder thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of Warrant Shares to the person asserting the claim from which such claim, action, demand, loss, damage, liability, cost or expense arise


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                        (b) Holder will indemnify and hold harmless the Company,
and any Person who controls the Company within the meaning of the Securities
Act, from and against, and will reimburse the Company and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon written information furnished by Holder specifically for use in the preparation thereof; provided, however, that the liability of Holder pursuant to this subsection (b) shall be limited to an amount not to exceed the net proceeds received by Holder pursuant to the registration statement which gives rise to such obligation to indemnify.

                        (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 6.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 6.4 and shall not relieve the indemnifying party from liability under this Section 6.4 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.


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                        (d) If the indemnification provided for in subsection
(a) or (b) of this Section 6.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount Holder shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount not to exceed the net proceeds received by Holder pursuant to the registration statement which gives rise to such obligation to contribute. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

                  6.5 Reporting Requirements Under the Exchange Act. The Company shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 of the Securities Exchange Act of 1934. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 6.5 are to enable Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 should Holder ever wish to dispose of any of the Warrant Shares without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

                  6.6 Stockholder Information. The Company may require Holder to furnish the Company such information with respect to Holder and the distribution of its Warrant Shares as the Company may from time to time reasonably request in writing as shall be required by law or by the SEC in connection therewith.

            7. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.


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            8. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect exercise of the Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such exercise, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            9. Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation (other than a merger of a wholly owned subsidiary into the Company), or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall provide to the Holder, at least ten (10) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

            10. Investment Representation and Restriction on Transfer.

                  10.1 Securities Law Requirements.

                        (a) By its acceptance of this Warrant, Holder hereby represents and warrants to the Company that this Warrant and the Warrant Shares will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participations in or otherwise distributing the same. By acceptance of this Warrant, Holder further represents and warrants that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person, with respect to this Warrant or the Warrant Shares.

                        (b) By its acceptance of this Warrant, Holder understands that this Warrant is not, and the Warrant Shares will not be, registered under the Securities Act, on the basis that the issuance of this Warrant and the Warrant Shares


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are exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on Holder's representations and warranties set forth herein.

                        (c) By its acceptance of this Warrant, Holder understands that the Warrant and the Warrant Shares may not be sold, transferred, or otherwise disposed of without registration under the Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant and the Warrant Shares or an available exemption from registration under the Act, the Warrant and the Warrant Shares must be held indefinitely. In particular, Holder is aware that the Warrant and the Warrant Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of Rule 144 are satisfied. Among the conditions for use of Rule 144 are the availability of current information about the Company to the public, prescribed holding periods which will commence only upon Holder's payment for the securities being sold, manner of sale restrictions, volume limitations and certain other restrictions. By its acceptance of this Warrant, Holder represents and warrants that, in the absence of an effective registration statement covering the Warrant or the Warrant Shares, it will sell, transfer or otherwise dispose of the Warrant and the Warrant Shares only in a manner consistent with its representations and warranties set forth herein and then only in accordance with the provisions of Section 10.1(d).

                        (d) By its acceptance of this Warrant, Holder agrees that in no event will it transfer or dispose of any of the Warrants or the Warrant Shares other than pursuant to an effective registration statement under the Act, unless and until (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Holder or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that (A) such transfer may be made without registration under the Act and (B) such transfer or disposition will not cause the termination or the non-applicability of any exemption to the registration and prospectus delivery requirements of the Act or to the qualification or registration requirements of the securities laws of any other jurisdiction on which the Company relied in issuing the Warrant or the Warrant Shares.

                        (e) Holder represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act.

                  10.2 Legends; Stop Transfer.

                        (a) All certificates evidencing the Warrant Shares shall bear a legend in substantially the following form:

            The securities represented by this certificate have not been registered under the Securities Act of 1933 or under any state securities laws. These securities have been acquired for investment and not with a view to distribution and may not be offered for sale, sold, pledged or otherwise transferred in the absence of an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel reasonably satisfactory in form and content to the issuer that such registration is not required under such Act.

                        (b) The certificates evidencing the Warrant Shares shall also bear any legend required by any applicable state securities law.

                        (c) In addition, the Company shall make, or cause its transfer agent to make, a notation regarding the transfer restrictions of the Warrant and the Warrant Shares in its stock books, and the Warrant and the Warrant Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the same or pursuant to and in compliance with the provisions of Section 4 and Section 10.1(d).

            11. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or
(iv) on the date indicated on the notice of receipt, if made by first-class mail.

            12. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            13. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

            14. Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the internal laws, and not the law of conflicts, of the State of New York; provided however, that to the extent that an issue of determination is one of corporation law, then Delaware General Corporation Law shall govern.

                            [SIGNATURE PAGE FOLLOWS]

      This Warrant was executed as of the date first written above.

                           CALLON PETROLEUM COMPANY,
                           a Delaware corporation


                           By:
                               -------------------------------------------------
                               John S. Weatherly
                               Senior Vice President and Chief Financial Officer

                               SUBSCRIPTION NOTICE
                 (To be executed only upon exercise of Warrant)

            The undersigned, registered owner of this Warrant, irrevocably exercises this Warrant and purchases ____________ of the number of shares of Common Stock, $0.01 par value ("Warrant Shares"), of Callon Petroleum Company, a Delaware corporation (the "Company"), purchasable with the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

            1. Form of Exercise Price: Holder intends that payment of the Exercise Price shall be made as:

      _______     "Cash Exercise" with respect to ________ Warrant Shares;
                  and/or

      _______ "Cashless Exercise" with respect to ________ Warrant Shares (to the extent permitted by the terms of the Warrant)

            2. Payment of Exercise Price: In the event that Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

DATED: ______________

                                      __________________________________________
                                      (Signature of Holder)

                                      __________________________________________
                                      (Street Address)

                                      __________________________________________
                                      (City)        (State)    (Zip)

                               FORM OF ASSIGNMENT

            FOR VALUE RECEIVED the undersigned, registered owner of this Warrant, hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock, $0.01 par value, set forth below:

Name of Assignee             Address                   No. of Shares
----------------             -------                   -------------

and does hereby irrevocably constitute and appoint _________________________ _________________________________________________ Attorney to make such transfer on the books of Callon Petroleum Company, a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

DATED: ___________________


                                      __________________________________________
                                      (Signature)

                                      __________________________________________
                                      (Witness)